Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 – Supplement	Distribution Date:	06/17/2013
	Period Type:	Accumulation

(i)		Monthly Principal Distributed	0.00	0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	245,183.40
		Class B Note Interest Requirement	39,505.49
		Net Class C Note Interest Requirement	86,263.38	370,952.27

(iii)		Collections of Principal Receivables		186,560,294.96

(iv)		Collections of Finance Charge Receivables		11,555,481.66

(v)		Aggregate Amount of Principal Receivables		2,028,181,479.68

		Investor Interest		725,000,000.00
		Adjusted Interest		725,000,000.00

		Floating Investor Percentage		35.75%
		Fixed Investor Percentage		35.75%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days		98.54%
		30 to 59 days		0.41%
		60 to 89 days		0.31%
		90 or more days		0.74%

		Total Receivables		100.00%

(vii)		Investor Default Amount		1,771,250.66

(viii)		Investor Charge-Offs		0.00

(ix)		Reimbursed Investor Charge-Offs		0.00

(x)		Net Investor Servicing Fee		251,333.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)		15.91%

(xii)		Reallocated Principal Collections		0.00

(xiii)		Accumulation Shortfall		0.00

(xiv)		Principal Funding Investment Proceeds		7,241.94

(xv)		Principal Funding Investment Shortfall		41,794.74

(xvi)		Available Investor Finance Charge Collections		11,102,114.25

(xvii)	Note Rate	Class A	0.43920%
		Class B	0.84920%
		Class C	1.44920%

(xviii)		Spread Account		7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President